Exhibit 99.4

CONSTELLATION BRANDS, INC.
ANNUAL MANAGEMENT INCENTIVE PLAN
Amended and Restated as of July 26, 2007

This Annual Management Incentive Plan (amended and restated as of July 26, 2007) is adopted pursuant to Section 8 of the Plan by the Committee, and by the stockholders of the Company.  The Plan amends and restates in its entirety the Constellation Brands, Inc. Annual Management Incentive Plan that was approved by the Board of Directors on June 23, 1997.  Certain capitalized terms used in the Plan are defined in Annex A.

1.	PURPOSE

The Plan is designed to enable the Company to attract and retain valued employees and to provide them with incentives to attain certain annual performance goals.

2.	ADMINISTRATION

The Plan shall be administered by a Committee of the Company’s Board of Directors.  This Committee shall consist of at least two members of the Company’s Board of Directors, all of whom are (a) “outside directors” within the meaning of Section 162(m) and (b) not eligible to participate in the Plan.  Subject to the Plan, the Committee shall possess the sole authority, in its discretion, to (i) establish and administer the Performance Criteria and Performance Target, (ii) select the Participating Executives who will receive Bonuses under the Plan, (iii) determine the amount of such Bonuses and any terms, conditions or limitations on the payment of any Bonuses, (iv) interpret the Plan, (v) make and amend rules and regulations relating to the Plan, and (vi) make all other determinations necessary or advisable for the administration of the Plan.

3.            TERMS AND CONDITIONS OF BONUSES

For each Performance Period, the Committee shall select, at the time the Performance Criteria and Performance Targets are determined, the Participating Executives.  Each Participating Executive may receive a Bonus if and only if the Performance Targets established by the Committee, relative to the applicable Performance Criteria, are attained.  The applicable Performance Period and Performance Targets shall be determined by the Committee consistent with the terms of the Plan and Section 162(m).  The Committee may adjust Performance Targets to take into account the effects of any Extraordinary Items equitably in a manner consistent with the determination of the original Bonus, provided, however, no such adjustment may be made with respect to any Bonus to a Participating Executive which is intended to qualify as “performance based compensation” unless such adjustment satisfies the requirements of Section 162(m) and the related Rules.

The Performance Target with respect to the Performance Criteria must be established by the Committee in advance of the deadlines applicable under Section 162(m) and while the performance relating to the Performance Target remains substantially uncertain within the meaning of Section 162(m).  At the time the Performance Target is established, the Committee shall provide, in terms of an objective formula or standard for each Participating Executive, the method of computing the specific amount that will represent the maximum amount of Bonus payable to the Participant if the Performance Target is attained.

Notwithstanding any other provision hereof, no Participating Executive shall receive a Bonus under the Plan for any fiscal year or other Performance Period in excess of $5 million.  Any Bonuses awarded by the Committee under the Plan shall be paid within 30 days after year-end financial results are reported or, if later, as soon as practicable following the Committee’s determinations and certification under this Section.  Any such payment shall be in cash or cash equivalent, subject to applicable withholding requirements.  Notwithstanding the foregoing, the Committee may, in its sole discretion, defer the payout of any Bonus.  In the case of the delay of a Bonus otherwise payable at or after the attainment and certification of the applicable Performance Target, any additional amount payable as a result of the delay shall be limited to the Moody’s Average Corporate Bond Yield during the deferral period.

No Participating Executive shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Performance Target and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

4.	TERMINATION OF EMPLOYMENT

If the employment of a Participating Executive terminates by reason of such Participating Executive’s Retirement, Disability, death or involuntary termination without Cause, a ratable portion of any applicable Bonus shall be paid, subject to the attainment of the applicable Performance Target, at or after the attainment and certification of the applicable Performance Target at the end of the fiscal year or other Performance Period.  The ratable portion of the Bonus shall be determined by multiplying the bonus by a fraction, the numerator of which is the number of full or partial months during the Performance Period during which the Participating Executive was employed, and the denominator of which is the number of calendar months in the Performance Period.  Upon termination of the Participating Executive’s employment by voluntary resignation or for Cause, all Bonuses for which the Participating Executive may be eligible shall be forfeited unless the Committee otherwise expressly so provides in a written contract or other written instrument.

5.           ADJUSTMENTS

In the event of any change in the Company’s applicable accounting principles or practices or by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares, rights offering or other similar change which occurs after the Performance Targets are established for a given Performance Period, the amount of the Bonuses paid under the Plan for such Performance Period shall be automatically adjusted consistent with such change to prevent dilution or enlargement of the Bonuses under the Plan.

6.           NO EMPLOYMENT RIGHTS

The Plan shall not confer upon any Participating Executive any right with respect to continuance as an employee of the Company, nor shall it interfere in any way with the right of the Company to terminate the Participating Executive’s position as an employee.

7.           DISCRETION OF COMPANY

Any decision made or action taken by the Company, the Committee or the Board of Directors in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the absolute discretion of such entity and shall be conclusive and binding upon all persons.  No officer, director or member of the Committee shall have any liability for actions taken or omitted under the Plan by the member or by any other person.

8.           AMENDMENT AND DISCONTINUANCE

The Plan may be amended, modified or terminated by the Committee at any time, and all Bonuses shall be subject to the Plan as amended from time to time, except that the Committee may not, without the approval of a Participating Executive adversely affect any rights under the Plan.  No amendment, modification or termination shall be effective without the approval of the Board of Directors and/or the stockholders if such approval is necessary to comply with the applicable provisions of Section l62(m).

9.           CHANGE OF CONTROL

Notwithstanding other provisions of the Plan, in the event of a Change of Control of the Company, the Performance Period for a Participating Executive shall end on the date of the Change of Control and the Performance Target shall be adjusted to reflect the early termination of the Performance Period.  If the Performance Target, as adjusted, is deemed satisfied by the Committee, the Participating Executive may receive a ratable portion of the Bonus that would have been paid if the Performance Period had not been terminated early and the Performance Target had been satisfied.  The ratable portion of the Bonus shall be determined by multiplying the original Bonus by a fraction, the numerator of which is the number of months from the first day of the Performance Period to the date of the Change of Control (including any fractional month) and the denominator of which is the total number of months in the original Performance Period.

The Plan shall be binding upon any successor to the Company, whether such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

10.             SECTION 162(m) CONDITIONS

It is the intent of the Company that the Plan and Bonuses paid under the Plan satisfy and be interpreted in a manner that satisfies any applicable requirements of Section 162(m) as performance-based compensation.  Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.  Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan or any Bonus intended (or required in order) to satisfy the applicable requirements of Section 162(m) are applicable only to persons whose compensation is subject to Section 162(m).

11.             NO FUNDING OF THE PLAN

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to any Participating Executive under the Plan.  The Plan shall constitute an “unfunded” plan of the Company.  The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participating Executive shall be limited to those of a general unsecured creditor.

12.	NON-TRANSFERABILITY

Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void.  This Section shall not apply to an assignment of a contingency or payment due after the death of a Participating Executive to such Participating Executive’s legal representative or beneficiary.

13.	EFFECTIVE DATE

The effective date of the Plan shall be the date the Plan was initially approved by the Company’s stockholders.

14.           DEFINITIONS

Any terms or provisions used herein which are defined in Section 162(m) shall have the meanings as therein defined.

15.	GOVERNING LAW

To the extent not inconsistent with the provisions of Section 162(m), the Plan shall be construed under the laws of the State of New York.

Dated: July 26, 2007	CONSTELLATION BRANDS, INC.

	By:	/s/ L. Denise Watson
	Title:	Senior Vice President, Global Compensation and Benefits

Date of Stockholder Approval:  July 26, 2007

ANNEX A
TO
ANNUAL MANAGEMENT INCENTIVE PLAN

CERTAIN DEFINITIONS

Capitalized terms used in the Plan shall have the meanings set forth below:

“Bonus” means a cash payment or payment opportunity, as the context requires.

“Cause” means, solely for the purposes of the Plan, gross negligence or willful misconduct or commission of a felony or an act of moral turpitude determined by the Committee to be detrimental to the best interests of the Company or, if the Participating Executive is subject to a written agreement with the Company, “cause” shall have the meaning set forth in that agreement.

“Change of Control” means:

(a)	there shall be consummated

(i)         any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any Shares are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly-owned subsidiary of the Company or a parent of the Company immediately before the consolidation or merger; or

(ii)                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

(b)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(c)          any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more voting control of the Company’s then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner of voting control; or

(d)          individuals who constitute the Company’s Board of Directors on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Constellation Brands, Inc. and its Subsidiaries, except when the context indicates that only the parent company is intended.

“Committee” means the committee appointed by the Board of Directors of the Company to administer the Plan as provided in Section 2.

“Disability” means, unless the Committee specifies otherwise in a Participant’s Award document, a termination of employment due to the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months, all as verified by a physician acceptable to, or selected by, the Committee.

“Extraordinary Items” means (a) items presented as such (or other comparable terms) on the Company’s audited financial statements, (b) extraordinary, unusual or nonrecurring items of gain or loss, (c) changes in tax or accounting laws or Rules, and (d) the effects of mergers, acquisitions, divestitures, spin-offs or significant transactions, each of which are identified in the audited financial statements and notes thereto or in the “management’s discussion and analysis” of the financial statements in a period report filed with the SEC under the Exchange Act.

“Participating Executive” means a key employee (including any officer) of the Company or one of its Subsidiaries selected by the Committee to participate in the Plan.

“Performance Criteria” means one or more of the following performance criteria selected by the Committee with respect to any performance-based Award:  (a) increases in the Fair Market Value of a Share, (b) shareholder value added, (c) cash flow, (d) earnings per share, (e) earnings of the Company before deducting interest, taxes, depreciation and amortization, (f) return on equity, (g) return on capital, (h) return on assets or net assets, (i) cost reduction or control, (j) operating income or net operating income, (k) operating margins/sales in one or more business segments or product lines, (l) return on operating revenue, (m) market share in one or more business segments or product lines, (n) earnings before interest and taxes, (o) units of specified products sold or depleted, (p) free cash flow, (q) sales growth, (r) capital expenditures, (s) working capital, (t) inventory, (u) cash flow from operations or (v) gross margin.  Performance criteria may be established on a corporate, divisional, business unit or consolidated basis and measured absolutely or relative to the Company’s peers.

“Performance Period” means the fiscal year or years or other period established by the Committee with respect to which the Performance Targets are set by the Committee.

“Performance Target” means one or more specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the applicable Performance Period with respect to any one or more of the Performance Criteria.

“Plan” means the Annual Management Incentive Plan of the Company (amended and restated as of July 26, 2007), as amended from time to time.

“Retirement” means a termination of employment by an employee who is at least 60 years of age and after at least 10 years of service with the Company.  For an individual who becomes employed by the Company in connection with a business acquisition (regardless of the form of the transaction), service shall include the individual’s service with the acquired business, unless the Committee determines otherwise.

“Rules” means rules, regulations and interpretations issued by the governmental authority charged with administering any law and any judicial interpretations applicable thereto.

“Section 162(m)” means Section 162(m) of the Code, together with the regulations promulgated thereunder, all as amended from time to time.

“Shares” means shares of the Company’s Class A Common Stock, par value $.01 per share.

“Subsidiaries” means (a) all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of whose voting stock is so owned, and (b) partnerships or other entities in which the Company has, either directly or indirectly, at least a fifty percent interest in the capital or profits.